UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

QR ENERGY, LP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QR ENERGY, LP

1401 McKinney Street, Suite 2400

Houston, Texas 77010

SUPPLEMENT TO THE PROXY STATEMENT

DATED FEBRUARY 3, 2014

To the Unitholders of QR Energy, LP:

This supplement is being filed to supplement and correct disclosure in the definitive proxy statement on Schedule 14A filed by QR Energy, LP (the “Partnership”) with the U.S. Securities and Exchange Commission on February 3, 2014 (the “Proxy Statement”). The Proxy Statement relates to the Partnership’s Special Meeting of Unitholders to be held on March 10, 2014. Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

This supplement to the Proxy Statement amends and restates a portion of the “Questions & Answers” section of the Proxy Statement under the subsection “Who is entitled to vote at the Special Meeting, and how many votes do they have?” Subsequent to the filing of the Proxy Statement, it came to our attention that the number of Common Units outstanding as of the Record Date stated in the foregoing subsection was incorrect. By correcting this statement, the Partnership is not indicating that the Proxy Statement contained any material misstatements. The foregoing subsection is hereby revised as follows:

Who is entitled to vote at the Special Meeting, and how many votes do they have?

Holders of record of Common Units, Class B Units and Class C Units who owned units as of the close of business on January 27, 2014 may vote at the meeting. Each Common Unit and Class B Unit has one vote. The Class B Units and the Class C Units each vote together with the Common Units as a single class. Each Class C Unit will be entitled to the number of votes equal to the number of Common Units into which a Class C Unit is convertible at the time of the Record Date for the vote on the matter. The Record Date is January 27, 2014. There were 59,677,706 Common Units, 6,133,558 Class B Units and 16,666,667 Class C Units outstanding on that date.

By Order of the Board of Directors,

/s/ Gregory S. Roden
Gregory S. Roden Senior Vice President and General Counsel

Houston, Texas

February 20, 2014